                           MAFCO CONSOLIDATED GROUP
                             LIST OF SUBSIDIARIES
                            AS OF FEBRUARY 28, 1997

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
                         COMPANY NAME                               STATE OF INCORPORATION
----------------------------------------------------------------   --------------------------
Consolidated Cigar Holdings Inc.                                   Delaware (DE)
Consolidated Cigar Corporation                                     DE
Jamaica Tobacco Manufacturing Company (1995) Limited               Jamaica
Triple C Marketing Inc.                                            DE
Tobacos San Andres S.A. de C.V.                                    Honduras
Congar International Corporation                                   DE
Tabacalera De Garcia, Ltd.                                         Bermuda
Cuban Cigar Brands, NV                                             Netherlands-Antilles
Direct Products Inc.                                               DE
MCG Intermediate Holdings Inc.                                     DE
PA Abex Acquisition Limited                                        Canada
PA Abex Acquisition Canada Inc.                                    Canada
New Abco Holdings Inc.                                             DE
Henley Shareholder Services Inc.                                   DE
Henley Residence Inc.                                              DE
Liberty Lane Real Estate, Inc.                                     DE
Newco K.M.R. Corporation                                           Florida
Pershing Park, Inc.                                                DE
Garden City Fan of Canada Limited                                  Canada
Garden City Fan & Blower De Mexico S.A. de D.V.                    Mexico
SCSA, Inc.                                                         DE
Cleveco Inc.                                                       DE
Abco Canada Holdings Inc.                                          DE
PA Defense Systems Inc.                                            DE
PA Partners, L.P.                                                  DE
Power Control Technologies Inc. (28.7% owned)                      DE


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                                  Exhibit 21